                                                                                                                                    Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Quarterly Report of Global Industries, Ltd. ("Global") on Form10-Q for the quarter ending March 31, 2006 as filed with the Securities and Exchange Commission (the "SEC") on May 10, 2006 (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. §§ 1350 as adopted pursuant to §§ 906 of the Sarbanes-Oxley Act of 2002, to my knowledge based upon a review of the Report, that:

(1)            The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global as of the dates and for periods presented as required by such Report.

/S/ WILLIAM J. DORE'
William J. Doré
Chief Executive Officer
May 10, 2006

This certification is provided pursuant to §§ 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Global or the certifying officer for purposes of §§ 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §§ 906 has been provided to Global and will be retained by it and furnished to the SEC or its staff upon request.